SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


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Check the appropriate box:
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[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                Pegasystems Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


Dear Stockholder:

         We cordially invite you to attend our 1998 Annual Meeting of Stockholders on Wednesday, May 6, 1998 at Fleet National Bank, 75 State Street, Conference Room F, 8th Floor, Boston, Massachusetts. Please join us for a pre-meeting continental breakfast at 10:00 a.m. The Meeting will commence at 10:30 a.m.

         The following Notice of Annual Meeting of Stockholders and Proxy Statement describes the items to be considered by the stockholders and contains certain information about the Company and its officers and directors.

         Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the Meeting in accordance with your instructions. Even if you plan to attend the Meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the Meeting, or vote your shares personally if you attend the Meeting.

         We look forward to seeing you on May 6, 1998.

                                   Sincerely,


                                   Alan Trefler
April 29, 1998                     President

                                PEGASYSTEMS INC.
                                 101 Main Street
                               Cambridge, MA 02142

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held on May 6, 1998

To The Stockholders of Pegasystems Inc:

         Notice is hereby given that the Annual Meeting of Stockholders of Pegasystems Inc. (the "Company") will be held at Fleet National Bank, 75 State Street, Conference Room F, 8th Floor, Boston, Massachusetts, on Wednesday, May 6, 1998 at 10:30 a.m., local time, for the following purposes:

         1. To re-elect two members of the Board of Directors to hold office until the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

         2. To ratify the Board of Directors' selection of Arthur Andersen LLP as the independent public accountants for the Company for the year ending December 31, 1998.

         3.       To approve the amended and restated 1994 Long-Term Incentive
                  Plan.

         4. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

         Only stockholders of record at the close of business on the record date, March 20, 1998, will receive notice of the Meeting and be entitled to vote at the Meeting or any adjournment(s) thereof. The transfer books will not be closed.

         You are cordially invited to attend the Meeting in person if possible. Whether you plan to attend the Meeting or not, please fill out, sign and date the enclosed proxy and return it in the envelope enclosed for this purpose. The proxy is revocable by the person giving it at any time prior to the exercise thereof by written notice received by the Company, by delivery of a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                                  By Order of the Board of Directors


                                  Alan Trefler
April 29, 1998                    Clerk

                                PEGASYSTEMS INC.
                                 101 Main Street
                               Cambridge, MA 02142

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held On May 6, 1998

         This Proxy Statement is furnished to the holders of the Common Stock, $.01 par value (the "Common Stock"), of Pegasystems Inc. (the "Company") in connection with the solicitation by and on behalf of the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held at Fleet National Bank, 75 State Street, Conference Room F, 8th Floor, Boston, Massachusetts, on Wednesday, May 6, 1998 at 10:30 a.m., local time, and at any adjournment(s) thereof. Each properly signed proxy will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

         This Proxy Statement, the enclosed proxy and Annual Report to Stockholders for the year ended December 31, 1997, are being mailed to the stockholders on or about April 29, 1998. The Annual Report does not constitute any part of this Proxy Statement.

         The entire cost of this solicitation will be paid by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

         Only stockholders of record of the Company's 28,545,100 shares of Common Stock outstanding as of the close of business on the record date, March 20, 1998, will be entitled to vote. Each share of Common Stock is entitled to one vote at the Meeting or any adjournment(s) thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Shares voted to abstain or to withhold as to a particular matter as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of such matter will be deemed represented for quorum purposes. Under the Company's By-Laws, such shares will not be deemed to be voting on such matter, and therefore will not be the equivalent of negative votes as to such matter. Votes will be tabulated by the Company's transfer agent subject to supervision of persons designated by the Board of Directors as inspectors.

         The affirmative vote of the holders of a plurality of the shares represented at the Meeting, at which a quorum is present, is required for the election of Directors. Approval of other matters before the Meeting will require the affirmative vote at the Meeting, at which a quorum is present, of the holders of a majority of votes cast with respect to such matters.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

         The following table sets forth certain information as of February 17, 1998, with respect to the beneficial ownership of Common Stock of the Company by
(i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, (ii) each Director of the Company, (iii) the CEO and the five other most highly compensated executive officers and (iv) all executive officers and Directors of the Company as a group. To the knowledge of the Company, based on information provided by such owners, all persons listed below have sole voting and investment power with respect to their shares of Common Stock except to the extent authority is shared by spouses under applicable law.


    Name of                                                Number of Shares                Percentage of Shares
Beneficial Owner                                        Beneficially Owned (1)              Beneficially Owned
----------------                                        ----------------------             ---------------------
Alan Trefler (2)                                                      21,447,100                           75.1%

Joseph J. Friscia (3)                                                    187,000                               *

Eugene A. Bonte (3)                                                       23,000                               *

Michael R. Pyle (3)                                                      112,700                               *

Ira Vishner                                                              227,200                               *

Kenneth W. Olson                                                         245,000                               *

Edward A. Maybury (3)                                                     10,400                               *

Edward B. Roberts                                                         11,000                               *

Leonard A. Schlesinger (3)                                                 6,000                               *

Thomas E. Swithenbank (3)                                                  6,000                               *

All executive officers and Directors
 as a group (10 persons) (4 )                                         22,275,400                           77.1%
-----------------

* Represents beneficial ownership of less than 1% of the outstanding Common
  Stock.

(1) The number of shares of Common Stock deemed outstanding includes (i) 28,545,100 shares of Common Stock outstanding as of February 17, 1998 and
     (ii) 361,100 shares issuable pursuant to outstanding options held by the respective person or group which are exercisable within 60 days of February 17, 1998, as set forth below.

(2) Includes 185,000 shares held in trust with respect to which Mr. Trefler has voting and dispositive power. Mr. Trefler disclaims beneficial interest.

(3) Consists solely of shares of Common Stock subject to stock options exercisable within 60 days of February 17, 1998.

(4) Includes 361,100 shares of Common Stock subject to stock options exercisable within 60 days of February 17, 1998.

                              ELECTION OF DIRECTORS
                               (Item 1 of Notice)

         There are currently six members of the Board of Directors, divided into three classes with terms expiring respectively at the 1998, 1999 and 2000 annual meetings of stockholders. The Board has nominated Edward A. Maybury and Leonard
A. Schlesinger, whose terms are expiring, for re-election. Messrs. Maybury and Schlesinger have consented to serve, if elected at the Meeting, for three-year terms expiring at the time of the 2001 annual meeting of stockholders and when their respective successors are elected and qualified. The shares represented by the enclosed proxy will be voted to elect Messrs. Maybury and Schlesinger unless such authority is withheld by marking the proxy to that effect. Messrs. Maybury and Schlesinger have agreed to serve, but in the event either shall unexpectedly become unavailable for election, the proxy, unless authority has been withheld as to such nominee, may be voted for election of a substitute. Proxies may not be voted for more than two persons.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE NOMINEES AS DIRECTORS.

         The following information is furnished with respect to the nominees for election as Directors and each other Director.

         NOMINEES FOR ELECTION FOR TERMS OF THREE YEARS EXPIRING IN 2001

         Edward A. Maybury, 58, has been a Director of the Company since its organization in 1983. Since July 1991, he has served as a Director, and from July 1991 through May 1993 was the President and Chief Executive Officer, of Creative Systems, Inc., a software and services company. Prior thereto, Mr. Maybury was the Chief Executive Officer of Data Architect Systems, Inc., a software and services company.

         Leonard A. Schlesinger, 45, has been a Director of the Company since June 1996. He has been a Professor of Business Administration at the Harvard Business School since 1988, where he is chairman of the Service Management Group, an interdisciplinary faculty group that focuses on customer service. Professor Schlesinger is also a Director of The Limited, Inc., a specialty retailer, Borders Group, Inc., a book, music and video retailer, and GC Companies, Inc., a movie exhibition and investments company.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

         Edward B. Roberts, 62, has been a Director of the Company since June 1996. Since 1961, he has been the David Sarnoff Professor of Management of Technology at the Massachusetts Institute of Technology. He was co-founder and chairman, from 1963 until June 1995, of Pugh-Roberts Associates, Inc., an international management consulting firm specializing in strategic planning and technology management. In addition, Dr. Roberts co-founded and is a Director of Medical Information Technology, Inc., a provider of hospital information systems. Dr. Roberts is also a Director of Advanced Magnetics, Inc., a medical imaging company, and Selfcare, Inc., a manufacturer of home medical diagnostic products, and is a general partner of Zero Stage Capital, a venture capital firm.

         Ira Vishner, 44, a founder of the Company, has served as Vice President, Corporate Services, Treasurer and Chief Financial Officer of the Company since 1983 and has been a Director since 1994. Prior to 1983, he worked in the executive offices of TMI Systems Corporation where he was responsible for corporate planning, financial analysis and product marketing. Mr. Vishner holds an S.B. in Mathematics from the Massachusetts Institute of Technology.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2000

         Thomas E. Swithenbank, 53, has been a Director of the Company since June 1996. Since 1990, he has been President and Chief Executive Officer of Harte-Hanks Data Technologies, a computer software and servicing company specializing in database marketing systems. Prior thereto, Mr. Swithenbank was President of International Data Corporation, a world-wide computer marketing consulting firm. Mr. Swithenbank has an A.B. from Harvard University and an M.B.A. from the Harvard Business School.

         Alan Trefler, 41, a founder of the Company, has served as President and Clerk and has been a Director since the Company's organization in 1983. Prior thereto, he managed an electronic funds transfer product for TMI Systems Corporation, a software and services company. Mr. Trefler holds a degree in economics and computer science from Dartmouth College.


                    BOARD OF DIRECTORS AND COMMITTEE MEETINGS

         The Company's Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee is responsible for nominating the Company's independent public accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with the Company's independent public accountants and reviewing the financial statements of the Company. Messrs. Maybury and Roberts are currently the members of the Audit Committee. The Audit Committee met one time during 1997. The Compensation Committee is responsible for recommending compensation and benefits for the executive officers of the Company to the Board of Directors and for administering the Company's stock plans. Messrs. Maybury and Schlesinger are currently the members of the Compensation Committee. The Compensation Committee met one time during 1997.

         During 1997, the Board of Directors of the Company held six meetings. Each incumbent Director attended at least 75% of the aggregate number of meetings of the Board and the meetings of the committees of the Board on which he served.

                              DIRECTOR COMPENSATION

         Each non-employee Director of the Company receives $1,000 for every Board or committee meeting attended. The Company also reimburses non-employee Directors for expenses incurred in attending Board meetings. In addition, non-employee Directors of the Company are eligible to receive stock options under the 1996 Non-Employee Director Stock Option Plan. No other compensation is paid to Directors for attending Board or committee meetings. Messrs. Maybury, Roberts, Schlesinger and Swithenbank are currently the non-employee Directors of the Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1997, 1996 and 1995 by (i) the Company's Chief Executive Officer and (ii) the five most highly compensated other executive officers (collectively, the "Named Executive Officers"):


                           Summary Compensation Table

                                                                     Annual Compensation (1)
                                                               -------------------------------------     All Other
Name and Principal Positions                             Year    Salary ($)           Bonus ($)       Compensation ($)
-------------------------------------------------------------------------------------------------------------------------

Alan Trefler                                             1997     $200,000                  -                   -
President                                                1996      188,333 (2)       $ 38,759  (3)       $ 15,000  (4)
                                                         1995      171,250             23,545  (5)              -

Joseph J. Friscia                                        1997      143,333             47,250  (6)         10,786  (4)
Vice President of Sales and Marketing                    1996      125,000             94,730  (7)              -
                                                         1995      124,583             24,154  (8)              -

Eugene A. Bonte                                          1997      129,167             21,000  (6)              -
Vice President of Market Strategy and Delivery           1996       86,897             31,149  (7)              -
                                                         1995            -                  -                   -

Michael R. Pyle                                          1997      120,000             15,750  (6)          8,587  (4)
Vice President of Applications Development               1996      111,250             41,285  (9)              -
                                                         1995      102,083             23,044  (5)              -

Ira Vishner                                              1997      120,000             10,500  (6)         19,441  (4)
Vice President, Corporate Services, Treasurer,           1996      110,667             30,169  (9)              -
 Chief Financial Officer                                 1995      100,500             16,892  (5)          8,483  (4)

Kenneth W. Olson                                         1997      112,000             10,500  (6)         20,123  (4)
Vice President of Technical Development                  1996      105,583             27,365  (9)              -
                                                         1995       98,083             13,118  (5)         30,000  (4)
-----------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of the Named Executive Officers for 1997, 1996 and 1995.

(2) Includes $8,333 earned between August and December 1996 and paid in February 1997.

(3) Represents bonus earned between July 1995 and June 1996 and paid in February 1997.

(4)  Represents payments in lieu of paid days off.

(5)  Represents bonus earned between July 1994 and June 1995 and paid in 1995.

(6) Represents bonus earned between July 1996 and December 1997 and paid in 1998.

(7)  Represents bonus earned in 1996 and paid in February 1997.

(8) Represents bonus earned in 1995 and paid in February 1996. Does not include a bonus of $66,650 earned in 1994 and paid in February 1995.

(9)  Represents bonus earned between July 1995 and June 1996 and paid in 1996.

Option Grants

         The following table provides certain information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ending December 31, 1997, to each of the Named Executive Officers:

                                               Option Grants in Fiscal 1997


                                                  Individual Grants
                         ---------------------------------------------------------------------     Potential Realizable Value
                            Number of          Percent of                                            at Assumed Annual Rates
                              Shares          Total Options                                        of Stock Price Appreciation
                            Underlying         Granted to         Exercise or                          for Option Term (2)
                             Options          Employees In         Base Price     Expiration     --------------------------------
Name                     Granted (#) (1)       Fiscal Year         ($/Share)         Date           5% ($)           10% ($)
----------------------   -----------------   ----------------   ---------------  -------------   --------------  ----------------

Alan Trefler                           -               -                    -               -                -                 -

Joseph J. Friscia                 25,000             2.4%              $20.56         3/31/07         $323,249          $819,162

Eugene A. Bonte                   25,000             2.4                20.56         3/31/07          323,249           819,162

Michael R. Pyle                   25,000             2.4                20.56         3/31/07          323,249           819,162

Ira Vishner                       25,000             2.4                20.56         3/31/07          323,249           819,162

Kenneth W. Olson                  25,000             2.4                20.56         3/31/07          323,249           819,162
-----------------


(1) These options vest in 5 equal annual installments, commencing on March 31, 1998.
(2) As required by the rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's common stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's common stock.

Aggregated Option Exercises and Year-End Option Table

         The following table sets forth certain information concerning options exercised during 1997 and the number and value of unexercised stock options held by each of the Named Executive Officers as of December 31, 1997.

                 Aggregated Option Exercises in Last Fiscal Year
                           and Year-End Option Values

                                                               Number of Shares                 Value of Unexercised
                                                            Underlying Unexercised              In-the-Money Options
                                                             Options at Year-End                  At Year-End ($)
                                                      -----------------------------------  -------------------------------
                          Shares           Value
                        Acquired on      Realized
Name                    Exercise (#)        ($)          Exercisable    Unexercisable       Exercisable   Unexercisable
--------------------------------------------------------------------------------------------------------------------------

Alan Trefler                   -                    -             -                 -                 -                -

Joseph J. Friscia         70,000           $2,085,881       182,000           133,000        $3,615,121       $2,145,236

Eugene A. Bonte           18,000              252,000             -            97,000                 -          877,680

Michael R. Pyle           65,100            1,953,732       107,700           111,400         2,139,277        1,716,189

Ira Vishner                    -                    -             -            25,000                 -                -

Kenneth W. Olson               -                    -             -            25,000                 -                -

                              CERTAIN TRANSACTIONS

         Since December 31, 1996 there have been no transactions involving more than $60,000, nor are any proposed, between the Company and any executive officer, Director, 5% beneficial owner of the Company's Common Stock or equivalents, or any immediate family member of any of the foregoing, in which any such persons or entities had or will have a direct or indirect material interest.

         The Company has adopted a policy whereby all future transactions between the Company and its officers, Directors, principal stockholders and their affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors. No such transactions are currently being considered.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

         The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of Directors who are not employees of or consultants to the Company. The Committee, which as of April 29, 1998 consisted of Edward A. Maybury and Leonard A. Schlesinger, is responsible for recommending compensation and benefits for the executive officers of the Company to the Board of Directors and for administering the Company's stock plans. The Committee determines the compensation for the President. The Committee and the President together determine the compensation for the other executive officers of the Company.

Compensation Philosophy

         The objectives of the Committee are to provide an executive compensation program that aligns executive compensation with the achievement of specific company goals. The Committee believes that executive compensation should also reflect the value that an individual adds to the Company and that executive compensation should enable the Company to attract and retain key employees in an increasingly competitive industry environment.

Compensation Components

         There are two compensation components for executive officers: cash compensation in the form of salary and merit pay, and non-cash compensation in the form of stock options.

         Salary. Cash compensation in the form of salary is intended to reflect an executive's knowledge, skills, and level of responsibility as well as the economic and business conditions affecting the Company. The salary of each executive was determined by the Committee in part by analyzing the Culpepper Surveys on Software Industry Executive and Administrative Pay, an annually-published compensation survey, and other published surveys (the "Surveys"), and in addition, as a result of the Committee making an assessment of an executive's individual personal performance with respect to his attainment of specific predetermined company goals.

         Merit Pay. Merit pay reflects the financial valuation of each executive's individual contribution to the Company over the review period. An executive's ability to achieve closure on critical projects, to attain required results, and to contribute positively to Company tone in the process are critical to ensuring the strong financial performance of the Company as a whole, and thus helps define the executive's financial value. Awards of merit payments are made at the discretion of the Board of Directors, based upon their opinions of executives' respective contributions to the Company. There is no pre-set amount allocated and available in a "merit pay pool" for executive officers.

         Stock Options. The Committee uses stock options as a long-term, non-cash incentive and as a means of aligning the long-term interests of executives and stockholders. Stock options are awarded based upon the market price of the Common Stock on the date of grant and are linked to future performance of the Company's stock because they do not become valuable to the holder unless the price of the Company's stock increases above the price on the date of grant. The number of stock options granted to an executive as a form of non-cash compensation is determined by taking into consideration factors such as number of stock options previously granted to an executive, the executive's remaining options exercisable and the value of those stock options, as compared to the anticipated value that an executive will add to the Company in the future. Stock options are not necessarily granted to executives on an annual basis. Stock options were granted to executive officers during 1997.

Compensation of the President and All Other Executive Officers

         The Committee, in its consideration of the salary, merit pay and stock option components of compensation for 1997 for the President and all other executive officers, made reference to the Surveys, which it believes represent compensation data from companies that are similar in nature to the Company. The salary, merit pay and stock option components of compensation that was determined for the President and all other executive officers was comparable with companies found in the Surveys.

         Mr. Trefler's annual salary compensation of $200,000 reflects an increase effective August 1996. During 1997, there was no change in Mr. Trefler's annual salary compensation.

         Bonuses for the period covering July 1996 through December 1997 for the executive officers were determined but not yet paid as of December 31, 1997 and can be found in the Executive Compensation Table contained herein.

The Surveys and the Pegasystems Inc. Performance Graph

         The companies included in the Surveys differ from the companies included in the Goldman Sachs Technology Software Index, which is included in the Performance Graph following this report, in that the Goldman Sachs Technology Software Index includes only a select number of public companies which sell software, while the Surveys include public as well as private companies which sell software and integrated turnkey systems, and is therefore broader in scope. The Committee made reference to the Surveys in establishing executive compensation because the Surveys include companies that are in the software industry, as is the Company, and contain a broader range of companies that are likely to compete for the services of the Company's executive officers. For these reasons the Committee believes that Goldman Sachs Technology Software Index is an appropriate basis for comparing stock performance and the Surveys are an appropriate basis for determining compensation.

Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive and its four other most highly compensated executives. Performance-based compensation is excluded from the compensation taken into account for purposes of the limit if certain requirements are met. The Company currently intends to structure its stock options granted to executives in a manner that complies with the performance-based requirements of the statute. The Committee believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1 million threshold of
Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for federal tax deduction might be at such time, if ever, as that threshold is within range of any executive officer.

Meetings of the Compensation Committee

         The Committee met on February 19, 1997 to determine the merit pay component of compensation for executive officers for 1997.

                             Compensation Committee

                             Edward A. Maybury
                             Leonard A. Schlesinger


Compensation Committee Interlocks and Insider Participation

         Prior to May 1996, decisions concerning compensation of executive officers were made by the Board of Directors which included Mr. Trefler, the President of the Company, and Mr. Vishner, a Vice President and the Chief Financial Officer of the Company. In May 1996, the Company established the Compensation Committee. No executive officer of the Company has served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on the Company's Board of Directors or Compensation Committee.

                COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

         The following performance graph represents a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment on July 18, 1996 (the date the Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934) in each of the Common Stock of Pegasystems Inc., the Nasdaq Stock Market Index (a broad market index) and the Goldman Sachs Technology Software Index ("GSTITM + Software") (a published industry index). The Company paid no dividends during the period shown. The graph lines merely connect measurement dates and do not reflect fluctuations between those dates.


[GRAPH OMITTED]

Line representation of graph


--------------------------------------------------------------------------------
                                               7/18/96    12/31/96    12/31/97
--------------------------------------------------------------------------------
Pegasystems Inc.                                $100        $251        $168
--------------------------------------------------------------------------------
Nasdaq Stock Market Index - US companies        $100        $116        $143
--------------------------------------------------------------------------------
GSTI Software                                   $100        $116        $145
--------------------------------------------------------------------------------

The Report of the Compensation Committee on Executive Compensation and the Comparison of Cumulative Total Stockholder Return information above shall not be deemed "soliciting material" or incorporated by reference into any of the Company's filings with the Securities and Exchange Commission by implication or by any reference in any such filing to this Proxy Statement.

+ GSTI is a registered trademark of Goldman, Sachs & Co.

         RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                               (Item 2 of Notice)

         The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. The Board proposes that the stockholders ratify this selection. Arthur Andersen LLP audited the Company's financial statements for the fiscal year ended December 31, 1997. The Company expects that representatives of Arthur Andersen LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Ernst & Young LLP ("E&Y") served as the Company's independent auditors from 1984 through October 30, 1997 when E&Y elected to resign. The Board of Directors of the Company had recommended the termination of E&Y as the independent auditors of the Company prior to E&Y's resignation on October 30, 1997. The Company engaged Arthur Andersen LLP as its independent public accountants on December 10, 1997.

         The reports of E&Y on the Company's financial statements for 1995 and 1996 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. To the Company's knowledge, during 1995 and 1996, there was no disagreement between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreement, if not resolved to the satisfaction of E&Y, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

         During the interim period subsequent to December 31, 1996 and prior to E&Y's resignation on October 30, 1997, there was no disagreement of the type described in the immediately preceding paragraph between the Company and E&Y, except for a disagreement which arose in late October 1997 concerning the Company's financial statements for the quarter ended June 30, 1997. The disagreement involved the appropriate accounting treatment for a series of transactions (the "FDR Transactions") entered into by the Company with First Data Resources Inc. ("FDR") in June 1997. Contrary to the expectations of the Company based on its discussions with E&Y at the time the FDR Transactions were being negotiated, E&Y advised the Company that $5 million of software license revenue recognized by the Company in the quarter ended June 30, 1997 from one of the FDR Transactions should not have been recognized in that quarter. Accordingly, E&Y advised the Company to restate its financial statements for the three and six month periods ended June 30, 1997, which the Company did on November 19, 1997.

         The Board of Directors of the Company discussed the subject matter of the disagreement referenced above with E&Y and has authorized E&Y to respond fully to the inquiries of Arthur Andersen LLP concerning the subject matter of such disagreements.

         The Company is unaware of the occurrence of any of the kinds of events described in subparagraphs (A)-(D) of Item 304(a)(1)(v) of Regulation S-K as promulgated by the Securities and Exchange Commission, except for the disagreement referenced above and except that E&Y advised the Company that it disagreed with the accounting approaches preliminarily proposed by the Company for recognizing revenue from the FDR Transactions in the quarter ended September 30, 1997 (the "reportable event"). The Board of Directors of the Company discussed with E&Y the reportable event and has authorized E&Y to respond fully to the inquiries of Arthur Andersen LLP concerning the reportable event.

         In the event that ratification of the appointment of Arthur Andersen LLP as the independent public accountants for the Company is not obtained at the upcoming Annual Meeting of Stockholders, the Board of Directors will reconsider its selection.

         The affirmative vote of a majority of the shares present or represented and entitled to vote and voting at the Meeting is required to ratify the selection of the independent public accountants.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


         APPROVAL OF AMENDED AND RESTATED 1994 LONG-TERM INCENTIVE PLAN
                               (Item 3 of Notice)

         The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's 1994 Long-Term Incentive Plan and directed that such Plan, as amended and restated to reflect such amendment (the "Plan"), be submitted to the stockholders for their approval. The following summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A to this Proxy Statement.

Background

         The Plan was adopted by the Board of Directors on November 23, 1994 and approved by the stockholders on April 21, 1995, prior to the Company's initial public offering. The Plan provides for the issuance of shares of Common Stock pursuant to the grant of incentive stock options ("ISOs") to employees and nonqualified stock options ("NSOs"), stock appreciation rights ("SARs"), restricted stock or long-term performance awards to employees, consultants, directors and officers of the Company. Long-term performance awards may be made in cash or in stock, must be awarded in connection with a performance period of at least two years, and are based on performance objectives determined by the Compensation Committee. At April 29, 1998, the Company had 455 employees eligible to participate in the Plan and options to purchase 4,253,850 shares were outstanding and 514,350 shares issued upon the exercise of options were outstanding. As of April 29, 1998, no restricted stock, SARs or long-term performance awards had been granted under the Plan. The amendment to the Plan approved by the Board of Directors increased the number of shares reserved for issuance under the Plan from 5,000,000 to 7,500,000.

Administration

         The Plan is administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee has the authority to select the optionees or SAR, long-term performance award or restricted stock recipients and determine the terms of the options, SARs, long-term performance awards or restricted stock granted, including: (i) the number of shares or SARs; (ii) the option exercise terms; (iii) the amount of the awards; (iv) the exercise or purchase price (which in the case of an incentive stock option cannot be less than the market price of the Common Stock as of the date of grant); (v) the type and duration of transfer or other restrictions; and (vi) the time and form of payment for restricted stock and upon exercise of options.

Shares Available for Issuance

         The stock subject to options and awards is authorized but unissued shares of the Company's common stock or shares of treasury common stock. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares and any restricted stock which is reacquired by the Company as a result of the exercise of a repurchase option may again be the subject of an option or award under the Plan.

Transferability of Options

         Generally, an option is not transferable by the optionholder except by will or by the laws of descent and distribution.

Exercise and Termination of Options

           No option may be exercised following termination for cause or voluntary termination, or more than three months following involuntary termination without cause. Upon termination due to death, an option is exercisable for a maximum of one year after such termination, and upon termination due to disability or upon early or normal retirement, an option is exercisable for a maximum of two years after such termination.

1997 Option Grants

         The following table sets forth the number of outstanding options granted during 1997 under the Plan to the specified individuals and groups.

Name                                                           Number of Options
-------------------------------------------------------------------------------------
Alan Trefler                                                         --
Joseph J. Friscia                                                  25,000
Eugene A. Bonte                                                    25,000
Michael R. Pyle                                                    25,000
Ira Vishner                                                        25,000
Kenneth W. Olson                                                   25,000
All current executive officers as a group (6 persons)             125,000
All employees who were not executive officers as a group          901,000

Federal Income Tax Consequences

         ISOs -- A participant who receives an ISO will recognize no taxable income for regular federal income tax purposes upon either the grant or the exercise of such ISO. However, when a participant exercises an ISO, the difference between the fair market value of the shares purchased and the option price of those shares will be includible in determining the participant's alternative minimum taxable income.

         If the shares are retained by the participant for at least one year from the date of exercise and two years from the date of grant of the option, gain will be taxable to the participant, upon sale of the shares acquired upon exercise of the ISO, as a long-term capital gain. In general, the adjusted basis for the shares acquired upon exercise will be the option price paid with respect to such exercise. The

Company will not be entitled to a tax deduction arising from the exercise of an ISO, if the employee qualifies for such long-term capital gain treatment.

         If the shares are sold within a period of one year from the date of exercise or two years from the date of grant of the ISO, the participant will be required to recognize ordinary income equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the sale or exchange of the shares. In this situation, the Company will be entitled to a tax deduction of an equal amount.

         NSOs -- A participant will not recognize taxable income for federal income tax purposes at the time an NSO is granted. However, the participant will recognize compensation taxable as ordinary income at the time of exercise for all shares which are not subject to a substantial risk of forfeiture. The amount of such compensation will be the difference between the option price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized compensation income with respect to shares received upon exercise of the NSO. The participant's basis in the shares will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares.

         The participant will recognize gain or loss when he disposes of shares obtained upon exercise of an NSO in an amount equal to the difference between the selling price and the participant's tax basis in such shares. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPANY'S AMENDED AND RESTATED 1994 LONG-TERM INCENTIVE PLAN AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's Directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file reports with the Securities and Exchange Commission (the "SEC") disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company.

     To the Company's knowledge, based solely on review of the copies of the above-mentioned reports furnished to the Company and written representations that no other reports were required, during 1997 all such filing requirements were complied with in a timely fashion.


                     STOCKHOLDER PROPOSALS FOR 1999 MEETING

Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be presented on or before December 30, 1998 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices addressed to the Clerk. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act.

                                  OTHER MATTERS

         The Company does not know of any other matters which will be brought before the Meeting. If other business is properly presented for consideration at the Meeting, it is intended that the shares represented by the enclosed proxy will be voted by the persons voting the proxies in accordance with their judgment on such matters.

         In order that your shares may be represented if you do not plan to attend the Meeting, and in order to assure the required quorum, please fill out, sign, date and return your proxy promptly.

         A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated.

                                  By Order of the Board of Directors


                                  Alan Trefler
April 29, 1998                    Clerk

                                                                      4840-PS-98
             (SKU to be printed on the back of the proxy statement)

                                PEGASYSTEMS INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       1998 Annual Meeting of Stockholders

The undersigned stockholder of Pegasystems Inc., a Massachusetts corporation ("Pegasystems"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 29, 1998, and hereby appoints Ira Vishner, Robert V. Jahrling, III and James W. Hackett, Jr., or any one or more of them, proxies and attorneys-in-fact with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in Pegasystems at the Annual Meeting of its stockholders to be held May 6, 1998 at Fleet National Bank, 75 State Street, Conference Room F, 8th Floor, Boston, Massachusetts at 10:00 a.m., local time, or any adjournment or postponement thereof. Any of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.


1. ELECTION OF                   FOR all nominees listed below                      AGAINST all nominees listed below  [ ]
    DIRECTORS:                   (except marked to the contrary below)  [ ]

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO
                   VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

NOMINEES: Edward A. Maybury and Leonard A. Schlesinger

              (INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE,
             WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------
                                    (continued and to be signed on reverse side)


--------------------------------------------------------------------------------

2. To ratify the selection of Arthur Andersen LLP as independent public accountants of Pegasystems for the fiscal year ending December 31, 1998.

       [ ]  FOR                    [ ]  AGAINST               [ ]  ABSTAIN

3. To approve the amended and restated 1994 Long-Term Incentive Plan.

      [ ]  FOR                    [ ]  AGAINST               [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR PROPOSAL NO. 2 AND 3.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2 AND 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                              Dated ______________________, 1998

[ ]   Mark here for address                   __________________________________
      change and note below:                  Signature

                                              __________________________________
                                              Signature, if held jointly